UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 9, 2013

RADIANT LOGISTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35392	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 114th Avenue, S.E., Third Floor, Bellevue, WA 98004

(Address of Principal Executive Offices) (Zip Code)

(425) 943-4599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Bank of America Credit Facility

On December 9, 2013, Radiant Logistics, Inc. (the “Company,” “we” or “us”) entered into the First Amendment to Loan and Security Agreement (the “Amendment”) with Bank of America, N.A. (the “Lender”), pursuant to which certain terms of our $30 million revolving credit facility with the Lender dated August 9, 2013 (the “Facility”), were amended. The Amendment added On Time Express, Inc., our recently acquired subsidiary, as a co-borrower under the Facility.

The Amendment also modified the definition of “Fixed Charges” to expressly exclude from principal payments made on borrowed money any repayment of our outstanding debt to Caltius Partners IV, LP and Caltius Partners Executive IV, LP (collectively, “Caltius”), so long as such repayment is permitted under the Facility and is made solely using the proceeds of our contemplated offering (the “Offering”) of Series A Cumulative Redeemable Perpetual Preferred Stock (“Series A Stock”). In conjunction with the Amendment, the Lender also agreed to permit us to use the proceeds of the Offering to repay our outstanding indebtedness to Caltius, so long as such Offering yields proceeds in excess of $10,000,000, and all amounts owing to Caltius are repaid on or prior to December 31, 2013. Further, the Amendment modifies certain negative covenants within the Facility to permit us in the future to redeem shares of our Series A Stock solely using the proceeds of any concurrent issuance and sale of our common stock.

The foregoing description is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1, and is incorporated by reference herein.

Caltius Financing

On December 6, 2013, Caltius granted us a waiver to Section 2.6(c) of that certain Investment Agreement, dated December 1, 2011, by and among Caltius, us and our subsidiaries, which otherwise instituted a prepayment charge of 2% of any principal amount prepaid under our outstanding borrowings from Caltius. The waiver eliminates the prepayment charge in connection with any principal amounts prepaid after December 1, 2013.

In addition, on December 6, 2013, Caltius granted us a waiver to Section 3.2 of that certain Investor Rights Agreement, dated December 1, 2011, by and among Caltius and us, which provides to Caltius registration rights in the event that we issue shares in a public offering. Pursuant to the waiver, Caltius has agreed to waive its registration rights in connection with the proposed Offering.

The foregoing descriptions are qualified in their entirety by reference to the full text of the foregoing waivers, copies of which are filed herewith as Exhibit 10.2 and 10.3, respectively, and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

No.	Description

10.1	First Amendment to Loan and Security Agreement, dated as of December 9, 2013, by and among the Lender, the Company and its subsidiaries

10.2	Waiver by Caltius of Repayment Charge

10.3	Waiver by Caltius of Registration Rights

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date: December 10, 2013	By:	/s/ Bohn H. Crain
Bohn H. Crain
Chief Executive Officer